Exhibit 10.9
EXECUTION COPY

BARCLAYS
745 Seventh Avenue
New York, New York 10019

PRIVILEGED AND CONFIDENTIAL
September 13, 2017
Walter Investment Management Corp.
Commitment Letter
Ladies and Gentlemen:
You (“you,” “Walter” or “Guarantor”) have advised Barclays Bank PLC (“Barclays”, “us” or “we”) that your affiliates may wish to upsize the following facilities, for which you act as guarantor (together, the “Facilities”):
(1)    That certain Amended and Restated Master Repurchase Agreement, dated as of April 23, 2015 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Ditech Facility Agreement”), among Barclays Bank PLC, as purchaser and agent (in such capacities, the Ditech Purchaser”), and Ditech Financial LLC, as seller (“Ditech”), and
(2)    that certain Amended and Restated Master Repurchase Agreement, dated as of May 22, 2017 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “RMS Facility Agreement” and, together with the Ditech Facility Agreement, the “Facility Agreements”), among Reverse Mortgage Solutions, Inc., as a seller (“RMS”), RMS REO BRC, LLC, as a seller (“REO Subsidiary” and, together with RMS, the “RMS Seller Parties,” and, together with Ditech, the “Walter Seller Parties”), and Barclays Bank PLC, as purchaser and agent (in such capacities, the “RMS Purchaser, and, together with the Ditech Purchaser, the “Purchaser”).
Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Facility Agreements.

1.	Commitment
Barclays is pleased to advise you of its commitment to provide to you with an upsize of both Facilities (the “Upsize”) with a maximum increase amount of $300,000,000 (the “Commitment”) on the terms and subject to the conditions, set forth in this Commitment Letter, with a closing date any time between now and January 25, 2018 (such date, the “Closing Date”). Walter may effectuate the Upsize as an increase of up to $150,000,000 to the Ditech Facility and up to $150,000,000 to the RMS Facility, up to a total (across both Facilities) of up to $300,000,000. In conjunction with any amendment to effectuate the Upsize, the termination date of each Facility being amended will be

65037.000103 EMF_US 66076791v4

September 13, 2017

extended to August 25, 2018, provided that, after May 21, 2018, the Maximum Aggregate Purchase Price (as such term is defined on the date hereof in the RMS Facility Agreement or the Ditech Facility Agreement, as applicable) will equal the amount of the Upsize with respect to the related Facility.

Our fees for services related to the Upsize are set forth in a separate fee letter, dated the date hereof between you and us (the “Fee Letter”). As consideration for the execution and delivery of this Commitment Letter by us, you agree to pay the fees and expenses set forth in this Commitment Letter and in the Fee Letter as and when payable in accordance with the terms hereof and thereof.

You represent and warrant that no broker(s), agent(s) or finder(s) retained or engaged by Walter or any Walter Seller Parties or any affiliate thereof arranged for this Commitment or were otherwise involved in any manner in the financing or any aspect thereof.

2.	Conditions
The funding of our commitment hereunder is subject to the following conditions:
(i) the conditions precedent to each purchase set forth in the Facility Agreements shall have been satisfied;
(ii) the amendments to the Facility Agreements to effectuate the Upsize described in this Commitment Letter shall:
(A) be drafted and in form and substance reasonably acceptable to Barclays within thirty (30) days of the execution of this Commitment Letter, thereafter to be executed by Barclays upon one Business Day’s prior notice from the applicable Walter Seller Party;
(B) in the case of the Ditech Facility Agreement, in connection with an Upsize of the Ditech Facility, include a one percentage point (1.0%) reduction in the Purchase Price Percentage under such Ditech Facility Agreement;
(C) include a two and a half percentage point (2.5%) increase in the Applicable Margin under each of the Facilities;
(D) in the case of the Ditech Facility Agreement, in connection with an Upsize of the Ditech Facility, indicate that the sublimits (other than the Wet-Ink Mortgage Loan Sublimit) in the pricing side letter are to be calculated without giving effect to the Upsize; and
(iii) to the extent that any portion of the Upsize of the Ditech Facility that will be effectuated by an amendment to the Ditech Facility Agreement, it is understood that financing with respect to this Commitment will only be available with respect to Ginnie Mae Mortgage Loans, Fannie Mae

65037.000103 EMF_US 66076791v4

September 13, 2017

Mortgage Loans and/or Freddie Mac Mortgage Loans that have been originated no more than sixty (60) days prior to the date that such loans are added to the Ditech Facility.

3.	Information
You represent, warrant and covenant that (i) all written information (other than projections) that has been or will be made available to Barclays or any of its affiliates directly or indirectly by or on behalf of the Walter Seller Parties in connection with the Upsize is and will be, when taken as a whole, complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements are made and (ii) the written projections and other forward-looking information that have been or will be made available directly or indirectly to Barclays or any of its affiliates by or on behalf of the Walter Seller Parties have been and will be prepared in good faith based upon accounting principles consistent with the historical audited financial statements of the Walter Seller Parties and upon assumptions that are believed by the preparer thereof to be reasonable when made and when made available to Barclays and its affiliates. You agree that if at any time prior to the Closing Date you become aware that any of the representations contained in this Commitment Letter would be incorrect if made at such time, then you will promptly supplement, or cause to be supplemented, the information and projections so that such representations will be correct in light of the circumstances in which they are made or have been made. You understand that in providing our services pursuant to this Commitment Letter we may use and rely on the information and projections without independent verification thereof.

4.	Indemnification
To induce us to enter into this Commitment Letter and the Fee Letter and to proceed with the documentation of the Upsize, you hereby agree to indemnify upon demand and hold harmless Barclays and its affiliates and each partner, trustee, shareholder, director, officer, employee, advisor, representative, agent, and controlling person thereof (each of the above, an “Indemnified Person”) from and against any and all actions, suits, proceedings (including any investigations or inquiries), claims, losses, damages, liabilities or expenses (including reasonable legal expenses), joint or several, of any kind or nature whatsoever that may be brought or threatened by the Walter Seller Parties, any of its affiliates or any other person or entity and which may be incurred by or asserted against or involve any Indemnified Person (whether or not any Indemnified Person is a party to such action, suit, proceeding or claim) as a result of or arising out of or in any way related to or resulting from this Commitment Letter, the Fee Letter, or the Upsize or any related transaction contemplated hereby or thereby or any use or intended use of the proceeds of the Upsize; provided that you will not have to indemnify an Indemnified Person against any action, suit, proceeding (including any investigations or inquiries) claim, loss, damage, liability or expense to the extent the

65037.000103 EMF_US 66076791v4

September 13, 2017

same resulted from (x) the gross negligence, bad faith or willful misconduct of any Indemnified Person or (y) a claim brought by you against an Indemnified Person for breach in bad faith of such Indemnified Party’s obligations hereunder, in each case to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment. Notwithstanding any other provision of this Commitment Letter, no Indemnified Person will be responsible or liable to you or any other person or entity for damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems.
Your indemnity and reimbursement obligations under this Section 4 will be in addition to any liability that you may otherwise have and will be binding upon and inure to the benefit of the successors, assigns and personal representatives of you and the Indemnified Persons.
No party hereto will be responsible or liable to any other person or entity for any indirect, special, punitive or consequential damages that may be alleged as a result of this Commitment Letter, the Fee Letter, the Upsize or any related transaction contemplated hereby or thereby or any or any use or intended use of the proceeds of the Upsize; provided that nothing contained in this sentence shall limit your indemnification obligations to the extent set forth herein to the extent such indirect, special, punitive or consequential damages are included in any third party claim in connection with which such Indemnified Person is entitled to indemnification hereunder.

5.	Assignments
This Commitment Letter may not be assigned by you without the prior written consent of Barclays (and any purported assignment without such consent will be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person (including your equity holders, employees or creditors) other than the parties hereto (and any Indemnified Person). Barclays may assign its commitment and agreements hereunder, in whole or in part, to any of its affiliates (so long as such affiliate has the same ability to perform the commitments and agreements of Barclays hereunder), but not otherwise. This Commitment Letter may not be amended or any term or provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto.

6.	USA PATRIOT Act Notification
Barclays notifies the Walter Seller Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, supplemented or modified from time to time, the “Patriot Act”) it may be required to obtain, verify and record information that identifies the Walter Seller Parties, including the name and address of each such Person and other information that will allow Barclays to identify the Walter Seller Parties in accordance with the Patriot Act and other applicable “know your customer” and anti-money

65037.000103 EMF_US 66076791v4

September 13, 2017

laundering rules and regulations. This notice is given in accordance with the requirements of the Patriot Act and is effective for Barclays.

7.	Sharing Information; Affiliate Activities; Absence of Fiduciary Relationship
Please note that this Commitment Letter, the Fee Letter and any written or oral communications provided by Barclays or any of its affiliates in connection with the Transactions are exclusively for the information of your Board of Directors and senior management and may not be disclosed to any other person or entity or circulated or referred to publicly without our prior written consent except, to the extent permitted by applicable law or legal process, after providing written notice to Barclays and with appropriate redactions as requested by Barclays, pursuant to applicable law or compulsory legal process; provided, that we hereby consent to your disclosure of this Commitment Letter and the Fee Letter and such communications (x) to the Walter Seller Parties’s respective officers, directors, agents, advisors, accountants and auditors who are directly involved in the consideration of the Upsize to the extent you notify such persons of their obligation to keep this Commitment Letter, the Fee Letter and such communications confidential and such persons agree to hold the same in confidence or (y) as otherwise required by law (in which case, you agree, to the extent permitted by law, to inform us promptly in advance thereof).
You acknowledge that Barclays and its affiliates are full service securities firms and as such may from time to time effect transactions, for their own account or the account of customers, and may hold positions in securities or indebtedness, or options thereon, the Walter Seller Parties and other companies that may be the subject of the Transactions. Barclays and its affiliates will have economic interests that are different from or conflict with those of the Walter Seller Parties regarding the transactions contemplated hereby, and you acknowledge and agree that Barclays has no obligation to disclose such interests to you. You further acknowledge and agree that nothing in this Commitment Letter, the Fee Letter or the nature of our services or in any prior relationship will be deemed to create an advisory, fiduciary or agency relationship between us, on the one hand, and you, your equity holders or your affiliates, on the other hand, and you waive, to the fullest extent permitted by law, any claims you may have against Barclays for breach of fiduciary duty or alleged breach of fiduciary duty and agree that Barclays will have no liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on your behalf, including your equity holders, employees or creditors. You acknowledge that the Transactions (including the exercise of rights and remedies hereunder and under the Fee Letter) are arms’ length commercial transactions and that we are acting as principal and in our own best interests. You are relying on your own experts and advisors to determine whether the Transactions are in your best interests and are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated hereby. In addition, you acknowledge that we may employ the services of our affiliates in providing certain services hereunder and may exchange with such affiliates information concerning the Walter Seller Parties and other companies

65037.000103 EMF_US 66076791v4

September 13, 2017

that may be the subject of the Transactions and such affiliates will be entitled to the benefits afforded to us hereunder.
Consistent with our policies to hold in confidence the affairs of our customers, we will not use or disclose confidential information obtained from you by virtue of the Transactions in connection with our performance of services for any of our other customers (other than as permitted to be disclosed under this Section 7). Furthermore, you acknowledge that neither we nor any of our affiliates have an obligation to use in connection with the Transactions, or to furnish to you, confidential information obtained or that may be obtained by us from any other person.
Please note that Barclays and its affiliates do not provide tax, accounting or legal advice.

8.	Waiver of Jury Trial; Governing Law; Submission to Jurisdiction; Surviving Provisions
ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION, SUIT, PROCEEDING OR CLAIM ARISING IN CONNECTION WITH OR AS A RESULT OF ANY MATTER REFERRED TO IN THIS COMMITMENT LETTER OR THE FEE LETTER IS HEREBY IRREVOCABLY WAIVED BY THE PARTIES HERETO. THIS COMMITMENT LETTER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. Each of the parties hereto hereby irrevocably (i) submits, for itself and its property, to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York, located in the Borough of Manhattan, and any appellate court from any such court, in any action, suit, proceeding or claim arising out of or relating to this Commitment Letter, the Fee Letter or the Transactions or the performance of services contemplated hereunder or under the Fee Letter, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action, suit, proceeding or claim may be heard and determined in such New York State court or such Federal court, (ii) waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any action, suit, proceeding or claim arising out of or relating to this Commitment Letter, the Fee Letter, the Transactions or the performance of services contemplated hereunder or under the Fee Letter in any such New York State or Federal court and (iii) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action, suit, proceeding or claim in any such court. Each of the parties hereto agrees to commence any such action, suit, proceeding or claim either in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York, New York County located in the Borough of Manhattan.

65037.000103 EMF_US 66076791v4

September 13, 2017

This Commitment Letter is issued for your benefit only and no other person or entity (other than the Indemnified Persons) may rely hereon.
The provisions of Sections 4 and 7 and this Section 8 of this Commitment Letter will survive any termination or completion of the arrangements contemplated by this Commitment Letter or the Fee Letter, including without limitation whether or not the Facility Documents are executed and delivered and whether or not the Upsize closes.

9.	Entire Agreement
This Commitment Letter and the Fee Letter, together with any attachments hereto and thereto, contains the entire agreement between Walter and Barclays, and any other agreements shall be deemed to have merged herewith. This Commitment Letter is for the benefit only of the parties hereto and its affiliates and no third party shall have any interest herein or in the proceeds of the Upsize. The terms and provisions of this Commitment Letter cannot be waived or modified except in writing and signed by Walter and Barclays. Except for any provisions concerning fees and expenses, the terms of this Commitment shall not survive the closing of the Upsize.
This Commitment Letter may be executed in any number of counterparts, each of which when executed will be an original and all of which, when taken together, will constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

10.	Termination; Acceptance
The Commitment shall expire and be of no further force and effect on January 25, 2018 (the “Commitment Termination Date”). Upon any Change of Control, Barclays may immediately terminate the Commitment, effective upon notice to Walter.
This Commitment Letter and the Fee Letter will become effective upon receipt of executed copies thereof and by the parties hereto and thereto.
[The remainder of this page is intentionally left blank.]

65037.000103 EMF_US 66076791v4

We look forward to working with you on these Transactions.
Very truly yours,

BARCLAYS BANK PLC
By:    /s/ Joseph O. Doherty
Name:    Joseph O. Doherty
Title:     Managing Director

Commitment Letter
65037.000103 EMF_US 66076791v4

ACCEPTED AND AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE:
WALTER INVESTMENT MANAGEMENT CORP.

By:	/s/ Cheryl A. Collins Name: Cheryl A. Collins Title: SVP & Treasurer

Commitment Letter
65037.000103 EMF_US 66076791v4